                                                                    EXHIBIT 2.2

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                              FORMATION AGREEMENT


                                     among


                           INTERSTATE HOTELS COMPANY,


                         INTERSTATE HOTELS CORPORATION


                                      and


                         THE CONTRIBUTORS NAMED HEREIN


                              As of June __, 1996

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                              FORMATION AGREEMENT


                 FORMATION AGREEMENT (this "Agreement"), made as of the ______ day of June, 1996 by and among each of the Contributors (as defined below), INTERSTATE HOTELS COMPANY, a Pennsylvania corporation ("Interstate"), and INTERSTATE HOTELS CORPORATION, a Pennsylvania corporation ("IHC").

                                   BACKGROUND

                 A. Interstate contemplates the consummation of an initial public offering of its common stock.

                 B. The persons listed on SCHEDULE A attached hereto and made a part hereof (collectively, "Contributors") own interests in the corporations and partnerships listed opposite their respective names on Schedule A attached hereto (collectively, the "Assets").

                 C. The Contributors desire to contribute the Assets to Interstate in exchange for shares of Interstate's common stock, on the terms and conditions hereinafter set forth.

                 D. The Contributors and Interstate intend that the contribution of the Assets and the issuance of the common stock hereunder, will be treated as a tax-free transfer within the meaning of Section 351(a) of the Internal Revenue Code of 1986, as amended (the "Code").

                 E. Interstate desires to contribute certain of the Assets to IHC.

                          NOW, THEREFORE, in consideration of the foregoing and
the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties, intending to be legally bound, agree as follows:

                 1. CONTRIBUTIONS OF ASSETS. On the Closing Date (as hereinafter defined) and pursuant to the terms and subject to the conditions set forth in this Agreement, the Contributors shall contribute to Interstate and Interstate shall accept from the Contributors all of the Contributors' right, title and interest in and to the Assets, free and clear of any and all Encumbrances (as hereinafter defined) other than Permitted Exceptions (as hereinafter defined). Immediately following the foregoing contribution, Interstate shall contribute the Assets described on SCHEDULE B attached hereto and made a part hereof to IHC. In addition, on the Closing Date IHC shall assign its 1% general partner interest (the "GP Interest") in IHC/Pittsburgh Partnership, L.P., a Delaware limited partnership ("IHC/Pittsburgh") to IHC Member Corporation, a Delaware corporation ("IHC Member"), who shall be admitted as an additional general partner of IHC/Pittsburgh.

                 2. CONSIDERATION. In consideration of the contribution of the Assets by the Contributors, on the Closing Date, Interstate shall deliver to the Contributors certificates representing shares of the common stock, par value $.01 per share, of Interstate (the "Stock") with each Contributor receiving the number of shares of Stock set forth opposite the name of such Contributor on SCHEDULE A, attached hereto and made a part hereof. The contribution by Interstate of the Assets described on Schedule B to IHC shall be treated as a contribution of capital and no additional shares of capital stock of IHC shall be issued to Interstate. The contribution by IHC of the GP Interest in IHC/Pittsburgh to IHC Member shall be treated as a contribution of capital and no additional shares of capital stock of IHC Member shall be issued to IHC. Interstate, IHC and IHC Member intend that the contribution by Interstate of the Assets described on Schedule B to IHC and the contribution by IHC of the GP Interest in IHC/Pittsburgh to IHC Member will be treated as tax-free transfers within the meaning of Section 351 of the Code.

                 3. THE CLOSING. (a) The closing of the contribution of the Assets (the "Closing") shall take place on the date of closing of Interstate's initial public offering (the "Closing Date"), or such other date as the parties may mutually determine.

                 (b) The Closing shall be held on the Closing Date at 9:00 A.M. at the offices of Jones, Day, Reavis & Pogue, 500 Grant Street, One Mellon Bank Center, Pittsburgh, Pennsylvania 15219, or at such other location agreed upon by the parties hereto.


                 4. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE CONTRIBUTORS. Each Contributor hereby represents, warrants and covenants to Interstate as of the date hereof and as of the Closing Date, as to itself and its own actions, severally but not jointly, as follows:

                          4.1 FORMATION; EXISTENCE. Each Contributor that is a limited liability company, general or limited partnership or corporation, as applicable, is duly formed, validly existing and in good standing under the laws of the jurisdiction of its organization.

                          4.2 POWER AND AUTHORITY. It has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement and the consummation of the transactions provided for in this Agreement have been duly authorized by all necessary action on its part. This Agreement has been duly executed and delivered by it and constitutes its legal,


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                 valid and binding obligation, enforceable against it in
                 accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).

                          4.3 NO CONSENTS. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other persons is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby other than such as have been made or obtained prior to the date hereof or will be made or obtained prior to the Closing Date.

                          4.4 NO CONFLICTS. The execution, delivery and performance of this Agreement, and the contribution of the Assets, will not (a) conflict with or result in any violation of its organization documents, (b) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party in its individual capacity or by which its assets are bound, or (c) violate any existing term or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties.

                          4.5 ASSETS. It is the owner and holder of good and marketable title of a portion of the Assets and such Assets are held by it free and clear of any lien, pledge, option, charge, security interest, encumbrance, title retention agreement, right of first refusal, adverse claim or restriction (collectively, "Encumbrances") other than the liens, encumbrances and exceptions set forth on EXHIBIT A attached hereto and made a part hereof ("Permitted Exceptions"). Upon contribution of such Assets by it to Interstate and upon the issuance of the Stock to the Contributors, Interstate will receive good and marketable title to such Assets free and clear of any Encumbrances other than Permitted Exceptions.

                          4.6 ACTION BY CONTRIBUTORS. (a) It has not caused any of the entities whose ownership interests comprise the Assets (i) to sell or otherwise dispose (or enter into a contract to sell or dispose) of any of their material assets,
                 (ii) to place a voluntary lien


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                 on any of their material assets, or (iii) to enter into,
                 modify or terminate any of their material contracts, material leases or other material commitments.

                          (b) From the date hereof through the Closing Date, it shall not, without the prior approval of Interstate, cause any such entities (i) to sell or otherwise dispose of any of their material assets, (ii) to place a voluntary lien on any of their material assets, or (iii) to enter into, modify or terminate any material contracts, material leases or other material commitments, except, in the case of clause
                 (iii), in the ordinary course of business.

                          4.7 GOOD FAITH EFFORTS. It shall use its good faith efforts to consummate the Closing and fulfill each of its obligations hereunder.

                          4.8 INVESTMENT REPRESENTATIONS. It (a) has received no general solicitation or general advertisement concerning the Stock, (b) is a sophisticated investor that has prior experience with investments of a similar nature, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of an investment in the Stock, (c) is accepting the Stock for investment purposes only, for its own account and not with a view to or in connection with any resale or distribution thereof, (d) has no reason to anticipate any change in its circumstances, financial or otherwise, which may cause or require resale or distribution by it of all or any part of the Stock, and (e) confirms that all requested information pertaining to Interstate and the Stock and Interstate's business operations has been made available to it, and it also confirms that it has been given an opportunity to make any further inquiries of Interstate that it desires to make. It understands and agrees that (i) the Stock will be "restricted securities" within the meaning of the Securities Act of 1933, as amended ("Securities Act"), (ii) in the absence of a registration statement filed in accordance with the Securities Act and applicable state securities laws, or an exemption from the registration requirements of such securities laws, such Stock may not be offered or sold to any person and (iii) each certificate representing the Stock will bear the following legend:

                 "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF


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                 EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE
                 APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

                 5. REPRESENTATIONS WARRANTIES AND COVENANTS OF INTERSTATE. Interstate hereby represents, warrants and covenants to the Contributors as of the date hereof and as of the Closing Date as follows:

                          5.1 FORMATION; EXISTENCE. Interstate is a corporation duly organized, validly existing and in good standing under the laws of the Commonwealth of Pennsylvania.

                          5.2 POWER; AUTHORITY. Interstate has all requisite power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, the acquisition of the Assets and the consummation of the transactions provided for herein have been duly authorized by all necessary action on the part of Interstate. This Agreement has been duly executed and delivered by Interstate and constitutes the legal, valid and binding obligation of Interstate enforceable against Interstate in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights and by general principles of equity (whether applied in a proceeding at law or in equity).

                          5.3 NO CONSENTS. No consent, license, approval, order, permit or authorization of, or registration, filing or declaration with, any court, administrative agency or commission or other governmental authority or instrumentality, domestic or foreign, or any other persons is required to be obtained or made in connection with the execution, delivery and performance of this Agreement or any of the transactions required or contemplated hereby other than such as have been made or obtained or will be made or obtained prior to the Closing Date.

                          5.4 NO CONFLICTS. The execution, delivery and performance of the terms and provisions of this Agreement, and the acquisition of the Assets, will not (a) conflict with or result in any violation of its organizational documents, (b) conflict with or result in any violation of any provision of any bond, note or other instrument of indebtedness, indenture, mortgage, deed of trust, loan agreement, lease or other material agreement or instrument to which it is a party in its individual capacity, or (c) violate any existing term


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                 or provision of any order, writ, judgment, injunction, decree, statute, law, rule or regulation applicable to it or its assets or properties.

                          5.5 EXAMINATION. Before entering into this Agreement, Interstate has made such examination of the Assets and all other matters affecting or relating to the transactions contemplated hereunder as Interstate has deemed necessary. In entering into this Agreement, Interstate has not been induced by and has not relied upon any written or oral representations, warranties or statements, whether express or implied, made by any Contributor, any partner or affiliate of any Contributor, or any agent, employee, or other representative of any of the foregoing or by any broker or any other person representing or purporting to represent any Contributor, with respect to the Assets or any other matter affecting or relating to the transactions contemplated hereby, other than those expressly set forth in this Agreement.

                          5.6 GOOD FAITH EFFORTS. Interstate shall use its good faith efforts to consummate the Closing and fulfill each of its obligations hereunder.

                          5.7 CONTRIBUTORS. Although the Contributors have jointly executed this Agreement for administrative efficiency, Interstate hereby acknowledges and agrees that each Contributor shall be liable hereunder only for the representations, warranties and covenants made by such Contributor with respect to such Contributor and the Assets owned by such Contributor, and no Contributor shall be liable for any representations, warranties or covenants made by any of the other Contributors hereunder.

                          5.8 INVESTMENT REPRESENTATIONS. Interstate (a) has received no general solicitation or general advertisement concerning the Assets, (b) is a sophisticated investor that has prior experience with investments of a similar nature, and has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of investment in the Assets, (c) is accepting the Assets for investment purposes only, for its own account and not with a view to or in connection with any resale or distribution thereof, (d) has no reason to anticipate any change in its circumstances, financial or otherwise, which may cause or require resale or distribution by it of all or any part of the Assets, and (e) confirms that all requested information pertaining to the Assets and their business operations has been made available to Interstate, and Interstate also confirms that it has been given an opportunity to


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                 make any further inquiries of the Assets and the Contributors that it desires to make. Interstate understands and agrees that (i) the Assets will be "restricted securities" within the meaning of the Securities Act, (ii) in the absence of a registration statement filed in accordance with the Securities Act and applicable state securities laws, or an exemption from the registration requirements of such securities laws, such Assets may not be offered or sold to any person and (iii) each certificate representing such Assets will bear the following legend:

                          "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION, AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, PLEDGED OR OTHERWISE DISPOSED OF EXCEPT IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND THE APPLICABLE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION."

                 6.       CONDITIONS PRECEDENT TO CLOSING.

                          6.1 CONTRIBUTORS' OBLIGATION. The obligation of the Contributors to consummate the transfer of the Assets to Interstate on the Closing Date is subject to the satisfaction (or waiver by the Contributors) as of the Closing of the following conditions:

                          (a) Each of the representations and warranties made by Interstate in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of the Closing Date, and Interstate shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by Interstate on or before the Closing.

                          (b) The Contributors shall have received duly executed counterparts of each of the following documents, dated as of the Closing Date:

                                  (i)  Assignment and Assumption Agreement for
                          each of the Assets representing interests in partnerships;

                                  (ii) amendments to the partnership agreement (and the execution thereof by Interstate) and any certificate of limited partnership for each of the Assets representing partnership interests which amendments shall reflect the assignment of


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                 partnership interests and admission of Interstate as an
                 additional or substitute partner;

                                  (iii) any forms or affidavits required to be filed with respect to any applicable transfer, stamp, transfer gains or other similar taxes applicable to the transfers;

                                  (iv)  the Registration Rights Agreement
                          attached hereto as EXHIBIT B and made a part hereof;
                          and

                                  (v) such other documents reasonably required by the Contributors to transfer the Assets hereunder.

                          (c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the applicable Assets or the consummation of any other transaction contemplated hereby.

                          (d) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the contribution and acceptance of the Assets or the consummation of any other transaction contemplated hereby or (ii) seeking material damages with respect to such contribution and acceptance or any other transaction contemplated hereby.

                          (e) The Contributors shall have received the Stock of Interstate, in accordance with Section 2 above.

                          (f) The Contributors shall have obtained all necessary consents to the transfer of the Assets from any ground lessors, lenders, franchisors, partners and all other third parties with approval rights. The Contributors shall cooperate with Interstate in obtaining any necessary consents (including reasonably timely execution of any applications or similar documents).

                          (g) Interstate shall have paid (or reimbursed the Contributors, as the case may be) all of the reasonable costs and expenses incurred by the Contributors and Interstate in connection with the consummation of the transactions contemplated hereby, including without limitation any sales, real estate transfer, stamp,


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                 recordation, or other similar taxes applicable to or arising out of the contribution of the Assets.

                          6.2 INTERSTATE'S OBLIGATION. The obligation of Interstate to issue the Stock is subject to the satisfaction (or waiver by Interstate) as of the Closing of the following conditions:

                          (a) Each of the representations and warranties made by the Contributors in this Agreement shall be true and correct in all material respects when made and on and as of the Closing Date as though such representations and warranties were made on and as of Closing Date, and the Contributors shall have performed or complied in all material respects with each obligation and covenant required by this Agreement to be performed or complied with by the Contributors on or before the Closing.

                          (b) Interstate shall have received duly executed counterparts of each of the following documents, dated the Closing Date:

                                  (i)      Assignment and Assumption Agreement
                          for each of the Assets representing interests in partnerships;

                                  (ii) amendments to the partnership agreement and certificate of limited partnership for each of the Assets representing partnership interests which amendments shall reflect the assignment of partnership interests and admission of Interstate as an additional or substitute partner;

                                  (iii) stock powers reflecting the assignment of the Assets representing interests in corporations;

                                  (iv)     The Stockholders Agreement attached
                          hereto as EXHIBIT C;

                                  (v)      The Registration Rights and
                          Shareholders Agreement attached hereto as EXHIBIT B and made a part hereof;

                                  (vi)     any forms or affidavits required to
                          be filed with respect to any applicable transfer, stamp, transfer gains or other similar taxes applicable to the transfers; and

                                  (vii)    such other documents reasonably
                          required by Interstate to transfer the Assets hereunder.


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
                          (c) No order or injunction of any court or administrative agency of competent jurisdiction nor any statute, rule, regulation or executive order promulgated by any governmental authority of competent jurisdiction shall be in effect as of the Closing which restrains or prohibits the transfer of the applicable Assets or the consummation of any other transaction contemplated hereby.

                          (d) No action, suit or other proceeding shall be pending which shall have been brought by any person or entity (other than the parties hereto and their affiliates) (i) to restrain, prohibit or change in any material respect the contribution and acceptance of the applicable Assets or the consummation of any other transaction contemplated hereby or
                 (ii) seeking material damages with respect to such contribution and acceptance or any other transaction contemplated hereby.

                          7. FURTHER ASSURANCES. From time to time, as and when requested by any party hereto, the other party shall execute and deliver, or cause to be executed and delivered, all such documents and instruments and shall take, or cause to be taken, all such further or other actions as such other party may reasonably deem necessary or desirable to consummate the transactions contemplated by this Agreement.

                          8.      SURVIVAL OF REPRESENTATIONS.  The
                 representations and warranties contained in Section 4.5 of this Agreement shall survive the Closing without limitation as to time subject to applicable statutes of limitation. The remainder of the representations and warranties contained in this Agreement shall survive the Closing and shall terminate on the first anniversary of the Closing Date.


                 9.       INDEMNIFICATION.

                          9.1 INDEMNIFICATION BY THE CONTRIBUTORS. Each Contributor shall indemnify and hold Interstate, its shareholders, officers, directors, employees, agents and affiliates harmless from and against any and all costs, fees, expenses, damages, deficiencies, interest and penalties (including, without limitation, reasonable attorneys' fees and disbursements) suffered or incurred by any such indemnified party in connection with any and all losses, liabilities, claims, damages and expenses ("Losses") arising out of, or in any way relating to, (i) any breach of any representation or warranty of such Contributor contained in this Agreement or in any Schedule, certificate, instrument


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
                 or other document delivered pursuant hereto, and (ii) any breach of any covenant of such Contributor contained in this Agreement and (iii) any act or omission by such Contributor arising out of or related to the Assets occurring on or prior to the Closing, such obligation to survive the Closing subject to Section 9.3.

                          9.2 INDEMNIFICATION BY INTERSTATE. Interstate shall indemnify and hold the Contributors, their partners, members, shareholders, officers, directors, employees, agents and affiliates harmless from any and all Losses arising out of, or in any way relating to, (i) any breach of any representation or warranty by Interstate contained in this Agreement or in any Schedule, certificate, instrument or other document delivered pursuant hereto or in connection herewith,
                 (ii) any breach of any covenant of Interstate contained in this Agreement, and (iii) any act or omission arising out of or related to the Assets occurring after the Closing, such obligation to survive the Closing or termination of this Agreement subject to Section 9.3.

                          9.3 TERMINATION OF INDEMNIFICATION. (a) The obligations of the Contributors under Section 9.1 shall terminate on the first anniversary of the Closing Date (or the first anniversary of the termination of this Agreement) except with respect to any claims expressly asserted prior to such termination.

                          (b)     The obligations of Interstate under Section
                 9.2 shall terminate on the first anniversary of the Closing Date (or the first anniversary of the termination of this Agreement) except with respect to any claims expressly asserted prior to such termination.

                 10. TAXES; PRORATIONS. (a) All sales and use, stamp, transfer, documentary or other ad valorem taxes imposed by any governmental taxing authority or any other taxing authority (excluding, however, taxes on capital gains or income) as a result of the contribution of the Assets hereunder shall be paid by Interstate.

                 (b) Any and all distributions and allocations made with respect to the Assets for the year in which the contribution contemplated hereunder occurs shall be prorated between Interstate and the Contributor based upon the number of days in such year during which the respective Assets were held by each party.

                 11. INDEMNIFICATION OF FINE. In consideration of Fine (as hereinafter defined) granting to IHC the rights described in Sections 12.1 and 12.2 and other good and valuable consideration,


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
IHC shall indemnify and hold Milton Fine and his heirs, personal and legal representatives and affiliates (collectively, "Fine Indemnities") harmless from and against all Losses, including without limitation, any Losses as incurred to the extent of the aggregate amount paid in investigation, preparation, defense or settlement of any litigation or proceeding, suffered or incurred by any of the Fine Indemnities, directly or indirectly, arising out of, or in any way related to the action styled as STANLEY H. TREZEVANT, JR., V. INTERSTATE HOTELS CORPORATION, ET AL., United States District Court for the Western District of Tennessee, Docket Number 94-2709 GBRE, or any related action or the facts or circumstances giving rise to any such action. The provisions of this section shall survive Closing.

                 12. RIGHTS OF FIRST REFUSAL/RIGHTS OF FIRST OPPORTUNITY. Milton Fine, individually and as trustee under that certain Second Amended and Restated Trust Agreement for the Milton Fine Revocable Trust dated November 11, 1994 for the benefit of Milton Fine (collectively, "Fine") owns direct and indirect interests (collectively, "Interests") in the entities set forth on SCHEDULE C attached hereto (collectively, "Fine Partnerships"). In consideration of the agreement by IHC to provide the services to Fine described in Section 12.3 below, Fine shall grant to IHC the rights described in Sections
12.1 and 12.2 below.

                          12.1 RIGHTS OF FIRST REFUSAL. If Fine shall receive a bona fide cash offer from a third party to purchase any one or more of the Interests ("Offered Interests") in the Fine Partnerships and Fine desires to sell the Offered Interests pursuant to such offer, Fine shall offer to sell all of the Offered Interests to IHC, or its designee, for the price set forth in, and in accordance with the other terms and conditions of, the bona fide offer by the third party. Fine shall give to IHC written notice ("Offer Notice") of such offer stating the Offered Interests, the name and address of the proposed purchaser (including the names and addresses of the owners of the equity interests in such prospective purchaser), the price offered for the Offered Interests and the other terms and conditions of the offer and shall attach a photocopy of the bona fide offer by such third party to the Offer Notice. Fine shall also provide to IHC such other information regarding the proposed sale as is reasonably requested by IHC and reasonably available to Fine. Within fifteen (15) days after receipt of the Offer Notice, IHC or its designee may accept the offer of Fine to purchase all (but not less than all) of the Offered Interests and shall provide Fine with written notice stating whether IHC or its designee accepts or rejects such offer. If the offer is accepted, IHC shall deposit in escrow with a bank or other financial institution selected by Fine as escrowee an earnest money deposit in cash in an amount equal to 10% of the purchase price and the parties shall promptly enter into an agreement of sale consistent with the terms and conditions in the Offer Notice. A failure by IHC or its designee to notify Fine of its acceptance of the offer within such fifteen (15) day period shall constitute a waiver of its rights hereunder. If IHC fails to close such purchase, then Fine may retain the escrow deposit and, in addition, may exercise any other rights or remedies available to him at law or in equity. All closings of the purchase by IHC under this Section shall be held at IHC's principal office and shall take place on the date mutually agreed by IHC and Fine but not later than thirty
                 (30) days after the date of the notice to Fine exercising the purchase option. All transfer, stamp and recording taxes imposed on the transfer and all other closing costs shall be paid by IHC. If IHC or its designee does not accept the offer to purchase all of the Offered Interests subject to the Offer Notice, then at any time within one hundred eighty (180) days after IHC or its designee notifies Fine of its rejection of the offer (or is deemed to have rejected the offer pursuant to the terms of this Section), Fine may sell the Offered Interests to the third party offeror at a price not less than 90% of the price set forth in the Offer Notice and on other terms and conditions no less favorable to Fine than those stated in the Offer Notice. In determining the application of the 90% as stated herein, only the stated purchase price shall be relevant and no adjustments thereto shall be made in respect of the other terms or conditions of a proposed sale. If such transfer to such third party is not made within such one hundred eighty (180) day period, Fine shall not transfer the Offered Interests except by again complying with this Section.

                          12.2 RIGHT OF FIRST OFFER. In the event Fine desires to market or actively solicit the sale of any of the Interests ("Sale Interests") to a third party, prior to offering such Sale Interests for sale, Fine shall give IHC written notice ("Sale Notice") of his intent to sell or market such Sale Interests, stating Fine's intended cash purchase price and all other terms and conditions of such proposed sale together with all other information with respect thereto which is reasonably required by IHC and reasonably available to Fine. Within fifteen (15) days of its receipt of such Sale Notice, IHC, or its designee, may elect, by providing written notice to Fine, to purchase all (but not less than all) of the Sale Interests at the same price and upon the same terms and conditions as those set forth in the Sale Notice. A failure by IHC or its designee to notify Fine of its acceptance of the offer within such fifteen (15) day period shall constitute a waiver of its rights hereunder. In the event that IHC or its designee shall have elected to purchase all of the Sale Interests in accordance with the provisions of the preceding sentence, IHC shall deposit in escrow with a bank or other financial institution selected by Fine as escrowee an earnest money deposit in cash in an amount equal to 10% of the purchase price and Fine and IHC (or its designee as the case may be) shall promptly thereafter enter into an agreement for sale at the price and on the same terms and conditions as set forth in the Sale Notice. If IHC fails to close such purchase, then Fine may retain the escrow deposit and, in addition, may exercise any other rights or remedies available to him at law or in equity. All closings of the purchase by IHC under this Section shall be held at IHC's principal office and shall take place on the date mutually agreed by IHC and Fine but not later than thirty (30) days after the date of the notice to Fine exercising the purchase option. All transfer, stamp and recording taxes imposed on the transfer and all other closing costs shall be paid by IHC. If IHC elects not to purchase all of the Sale Interests, then at any time within one hundred eight (180) days from the date of Fine's Sale Notice to IHC, Fine may sell the Sale Interests for a purchase price which is at least 90% of the offer price contained in the Sale Notice or a greater price and upon other terms and conditions no less favorable to Fine than those set forth in the Sale Notice. In determining the application of the 90% as stated herein, only the stated purchase price shall be relevant and no adjustments thereto shall be made in respect of the other terms or conditions of a proposed sale. Should Fine desire to sell such Sale Interests at a price which is less than 90% of the original offer price or upon terms which materially differ from those set forth in the Sale Notice to IHC, or should the one hundred eight (180) day time period expire, Fine shall again comply with the requirements set forth in this Section 12.2 prior to marketing or soliciting for sale of any such Interests.

                          12.3 SERVICES In consideration for Fine granting to IHC the above described rights, IHC shall continue, at no cost or expense to Fine, to provide to Fine various administrative, legal, support and/or accounting services related to his Interests in the Fine Partnerships so long as he owns such Interests; provided, that IHC's provision of such services is limited by the following: (a) these services shall be consistent with past practices as to the type, scope and extent of such services; (b) IHC shall not be obligated to provide any services which it does not otherwise provide nor will IHC be required to hire personnel, acquire equipment or other assets or otherwise make any capital expenditures solely for the purpose of providing such services; and (c) the provision of such services shall not unreasonably detract from the normal performance of duties of the persons providing such services.

                 13. DEFAULT. In the event any of the parties hereto shall default in the performance of its obligations hereunder, the nondefaulting parties shall be entitled to terminate this Agreement with respect to such party and/or pursue any and all remedies available to it at law or in equity, including, without limitation, an action for specific performance.

                 14. BROKERS. (a) Each Contributor represents and warrants to Interstate that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. Each Contributor agrees to indemnify, protect, defend and hold Interstate harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from such Contributor's breach of the foregoing representation in this subsection (a). The provisions of this subsection (a) shall survive the Closing and any termination of this Agreement.

                 (b) Interstate represents and warrants to the Contributors that it has dealt with no broker, salesman, finder or consultant with respect to this Agreement or the transactions contemplated hereby. Interstate agrees to indemnify, protect, defend and hold the Contributors harmless from and against all claims, losses, damages, liabilities, costs, expenses (including reasonable attorneys' fees and disbursements) and charges resulting from Interstate's breach of the foregoing representations in this subsection (b). The provisions of this subsection (b) shall survive the Closing and any termination of this Agreement.

                 15. SUCCESSORS AND ASSIGNS; NO THIRD-PARTY BENEFICIARIES. The stipulations, terms, covenants and agreements contained in this Agreement shall inure to the benefit of, and shall be binding upon, the parties hereto and their respective permitted successors and assigns (including any successor entity after a public offering of stock, merger, consolidation, purchase or other similar transaction involving a party here to) and nothing herein expressed or implied shall give or be construed to give to any person or entity, other than the parties hereto and such assigns, any legal or equitable rights hereunder.


                 16. ASSIGNMENT. This Agreement may not be assigned by either party hereto without the consent of the other party hereto, except to an entity under the control of, controlling or under common control with the assigning party, provided that in each case, the assigning party will continue to remain primarily liable under this Agreement notwithstanding any such assignment. Interstate may designate parties to which the Assets will be assigned at the Closing, provided that Interstate will continue to remain primarily liable under this Agreement notwithstanding any such designation.


                 17. NOTICES. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be in writing and shall be (i) personally delivered, (ii) delivered by express mail, Federal Express or other comparable overnight courier service, (iii) telecopied or (iv) mailed to the party to which the notice, demand or request is being made by certified or registered mail, postage prepaid, return receipt requested, as follows:

                 (a)      To any Contributor:

                                  to the address set forth opposite such
                                  Contributor's name on the signature pages hereto.

                 (b)      To Interstate:

                                  c/o Interstate Hotels Corporation
                                  Foster Plaza X
                                  680 Andersen Drive
                                  Pittsburgh, Pennsylvania  15220
                                  Attention:  Mr. W. Thomas Parrington, Jr.
                                  Facsimile:  412-937-8053

                          with copies thereof to:

                                  Interstate Hotels Corporation
                                  Foster Plaza X
                                  680 Andersen Drive
                                  Pittsburgh, Pennsylvania  15220
                                  Attention:  Marvin I. Droz, Esq.
                                  Facsimile:  412-937-3116

                                           and

                                  Jones, Day, Reavis & Pogue
                                  2300 Trammel Crow Center
                                  2001 Ross Avenue
                                  Dallas, Texas  75201
                                  Attention:  David Lowery, Esq.
                                  Facsimile:  214-969-5100

All notices (i) shall be deemed to have been given on the date that the same shall have been delivered in accordance with the provisions of this Section and
(ii) may be given either by a party or by such party's attorneys. Any party may, from time to time, specify as its address for purposes of this Agreement any other address upon the giving of 10 days' notice thereof to the other parties.


                 18. ENTIRE AGREEMENT. This Agreement, along with the Schedules here to (but specifically excluding any other correspondence between any of the parties hereto or any of their affiliates), contains all of the terms agreed upon between the parties hereto with respect to the subject matter hereof, and all understandings and agreements heretofore had or made among the parties hereto are merged in this Agreement which alone fully and completely expresses the agreement of the parties hereto.


                 19. AMENDMENTS. This Agreement may not be amended, modified, supplemented or terminated, nor may any of the obligations of the Contributors or Interstate hereunder be waived, except by written agreement executed by the party or parties to be charged.


                 20. NO WAIVER. No waiver by either party of any failure or refusal by another party to comply with its obligations hereunder shall be deemed a waiver of any other or subsequent failure or refusal to so comply.


                 21. GOVERNING LAW. This Agreement shall be governed by, interpreted under, and construed and enforced in accordance with, the internal laws of the Commonwealth of Pennsylvania.


                 22. SUBMISSION TO JURISDICTION. Each of Interstate and each Contributor irrevocably submits to the jurisdiction of the United States District Court for the Western District of Pennsylvania for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby. Each of Interstate and each Contributor further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any action, suit or proceeding in Pennsylvania with respect to any matters to which it had submitted to jurisdiction as set forth above in the immediately preceding sentence. Each of Interstate and each Contributor irrevocably and unconditionally waives trial by jury and irrevocably and unconditionally waives any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement or the transactions contemplated hereby in the United States District Court for the Western District of Pennsylvania, and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

                 23. SEVERABILITY. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby, and each term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.


                 24. SECTION HEADINGS. The headings of the various Sections of this Agreement have been inserted only for purposes of convenience, are not part of this Agreement and shall not be deemed in any manner to modify, explain, expand or restrict any of the provisions of this Agreement.


                 25. COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and it shall not be necessary in making proof of this Agreement to produce or account for more than one such counterpart.

                 26. TERMINATION. Effective as of the Closing, that certain Shareholder Agreement dated May, 1996 among IHC, the Family Shareholders named therein and the Employee Shareholders named therein shall terminate and be of no further force or effect.


                 [Remainder of page intentionally left blank.]

                 IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.


                                        INTERSTATE HOTELS COMPANY


                                        By:
                                           --------------------------------

                                        Its:
                                            ----------------------------


                                        INTERSTATE HOTELS CORPORATION


                                        By:
                                           --------------------------------

                                        Its:
                                            ----------------------------


                                        CONTRIBUTORS:


                                        --------------------------------------
                                        Milton Fine, Trustee, U/A dated
                                                11/17/89, as amended, FBO
                                                Milton Fine


                                        --------------------------------------
                                        David J. Fine, Trustee for the
                                                Milton Fine Grantor Annuity
                                                Trust U/A dated March 31, 1996


                                        --------------------------------------
                                        David J. Fine, Trustee, U/A dated
                                                12/15/89 FBO Sibyl A.
                                                Fine King


                                        --------------------------------------
                                        David J. Fine, Trustee, U/A dated
                                                12/15/89 FBO Carolyn
                                                Fine Friedman

                                        --------------------------------------
                                        David J. Fine, Trustee, U/A dated
                                                12/15/89 FBO David J. Fine


                                        --------------------------------------
                                        W. Thomas Parrington


                                        --------------------------------------
                                        J. William Richardson


                                        --------------------------------------
                                        Robert L. Froman


                                        --------------------------------------
                                        Marvin I. Droz


                                        --------------------------------------
                                        Henry L. Ciaffone


                                        --------------------------------------
                                        Kevin P. Kilkeary


                                        --------------------------------------
                                        Jay A. Litt


                                        --------------------------------------
                                        Gregory W. Ade


                                        --------------------------------------
                                        Robert D. Cowan


                                        --------------------------------------
                                        Robert C. Holland

                                        --------------------------------------
                                        Jay Wold


                                        --------------------------------------
                                        Milton Fine


                                        IHC ASSOCIATES LIMITED PARTNERSHIP

                                          By:  IHC Associates Corporation,
                                                      General Partner


                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------


                                        HILLTOP INVESTMENTS PARTNERSHIP, L.P.


                                        By:
                                           -----------------------------------
                                           Milton Fine, Trustee, U/A dated
                                                  11/17/89, as amended, FBO
                                                  Milton Fine, General Partner


                                        INTERPRO, LTD.

                                          By:   Interstate Hotels Corporation
                                                   #1018, General Partner


                                        By:
                                           -----------------------------------

                                        Title:
                                              --------------------------------

                                   SCHEDULE A


             ASSETS TO BE CONTRIBUTED TO INTERSTATE HOTELS COMPANY
            AND NUMBER OF SHARES OF INTERSTATE HOTELS COMPANY STOCK
                TO BE ISSUED TO CONTRIBUTORS IN RETURN THEREFORE


        CONTRIBUTOR               COMPANY/INTERESTS TO BE          CLASS         NO. OF SHARES        CERT.     SHARES OF INTERSTATE
                                         CONTRIBUTED                                                    NO.         TO BE ISSUED TO
                                                                                                                   CONTRIBUTORS FOR
                                                                                                                     CONTRIBUTION
  1.   Milton Fine, Trustee    Interstate Hotels Corporation          A                   538.145       22          5,020,461.61331
       FBO Milton Fine                                                A                   197.438       26
                                                                                          -------
                                                                                          735.583

                                                                      B                66,323.795       31

  2.   David Fine, Trustee     Interstate Hotels Corporation          A           179-229/600           23          1,623,981.91939
       FBO Sibyl F. King                                              A          65-4876/6000           27
                                                                                -------------
                                                                               245-1,166/6000

                                                                      B                 9,824.292       23
                                                                      B                11,622.015       27
                                                                                       ----------
                                                                                       21,446.307

  3.   David Fine, Trustee     Interstate Hotels Corporation          A           179-229/600           24          1,623,981.91939
       FBO Carolyn F.                                                 A          65-4876/6000           28
       Friedman                                                                --------------
                                                                               245-1,166/6000

                                                                      B                 9,824.292       24
                                                                      B                11,622.015       28
                                                                                       ----------
                                                                                       21,446.307

  4.   David Fine, Trustee     Interstate Hotels Corporation          A           179-229/600           25          1,623,981.91939
       FBO David Fine                                                 A          65-4876/6000           29
                                                                               --------------
                                                                               245-1,166/6000

                                                                      B                 9,824.292       25
                                                                      B                11,622.015       29
                                                                                       ----------
                                                                                       21,446.307

  5.   David Fine, Trustee     Interstate Hotels Corporation          B                17,383.000       30          1,300,636.19192
       Milton Fine Grantor
       Annuity Trust

  6.   Milton, Fine, Trustee   Colony Hotels and Resorts              B                     0.4          1                 0
       FBO Milton Fine         Company ("Colony")

  7.   David Fine, Trustee     Colony                                 B                     1.2          2                 0
       FBO Sibyl F. King

  8.   David Fine, Trustee     Colony                                 B                     1.2          3                 0
       FBO Carolyn F.
       Friedman

        CONTRIBUTOR               COMPANY/INTERESTS TO BE          CLASS         NO. OF SHARES        CERT.     SHARES OF INTERSTATE
                                         CONTRIBUTED                                                    NO.         TO BE ISSUED TO
                                                                                                                   CONTRIBUTORS FOR
                                                                                                                     CONTRIBUTION
  9.   David Fine, Trustee     Colony                                 B                     1.2          4                 0
       FBO David Fine

 10.   Milton Fine, Trustee    IHC Member Corporation                 A                    50.00         1            5,549.10609
       FBO Milton Fine         ("IHC Member")
                                                                      B                 4,950.00         1
                                                                      B                 2,175.00         5
                                                                                        --------
                                                                                        7,125.00
 11.   David Fine, Trustee     IHC Member                             A                16-2/3            2            1,289.11017
       FBO Sibyl F. King
                                                                      B                 1,650.00         2

 12.   David Fine, Trustee     IHC Member                             A                16-2/3            3            1,289.11017
       FBO Carolyn F.                                                 B                 1,650.00         3
       Friedman

 13.   David Fine, Trustee     IHC Member                             A                16-2/3            4            1,289.11017
       FBO David Fine
                                                                      B                 1,650.00         4

 14.   Milton Fine, Trustee    Northridge Insurance Company           B                    22.73        10B          3,272.5
       FBO Milton Fine         ("Northridge")

 15.   David Fine, Trustee     Northridge                             B                    59.09        11B           8,825.83333
       FBO Sibyl F. King

 16.   David Fine, Trustee     Northridge                             B                    59.09        12B           8,825.83333
       FBO Carolyn F.
       Friedman

 17.   David Fine, Trustee     Northridge                             B                    59.09        13B           8,825.83333
       FBO David Fine

 18.   Milton Fine             IHC/Colorado Springs                  --                   600            1           2,786.0
                               Corporation

 19.   Milton Fine             IHC/Lisle Corporation                 --                   600            1           3,517.0

 20.   Milton Fine             IHC/Huntington Corporation            --                   600            1             711.0

 21.   Milton Fine             IHC/Houston Corporation               --                   600            1           1,970.0

 22.   Milton Fine             IHC/Denver Corporation                --                   600            1           1,569.0

 23.   Milton Fine, Trustee    IHC/Conshohocken Corporation          --                   600            1           2,151.0
       FBO Milton Fine

 24.   Milton Fine, Trustee    IHC/Atlanta Corporation               --                   600            1           2,192.0
       FBO Milton Fine

 25.   Milton Fine, Trustee    IHC/CG Portfolio Corporation          --                   600            1          11,733.0
       FBO Milton Fine

        CONTRIBUTOR               COMPANY/INTERESTS TO BE          CLASS         NO. OF SHARES        CERT.     SHARES OF INTERSTATE
                                         CONTRIBUTED                                                    NO.         TO BE ISSUED TO
                                                                                                                   CONTRIBUTORS FOR
                                                                                                                     CONTRIBUTION
 26.   Milton Fine             IHC/Interstone Corporation            --                   600            1          59,332.0

 27.   Milton Fine             IHC/Williamsburg Corporation          --                   600            1             764.0

 28.   IHC Associates          6.7673% limited partner               --                    --           --         146,599.0
       Limited Partnership     interest in IHC/Pittsburgh
                               Partnership, L.P.
                               6.7673% limited partner
                               interest in IHC/Interstone
                               Partnership, L.P.
                               6.7673% limited partner
                               interest in IHC/Interstone
                               Partnership II, L.P.

 29.   Hilltop Investments     92.2327% limited partner              --                    --           --       1,212,574.0
       Partnership, L.P.       interest in IHC/Interstone
                               Partnership, L.P.

 30.   Interpro, Ltd.          Special Interest in                   --                    --           --         251,208.0
                               IHC/Interstone Partnership,
                               L.P.

 31.   W. Thomas Parrington,   Interstate Hotels Corporation          B                 2,935.71714     32         219,761.0
       Jr.

 32.   J. William Richardson   Interstate Hotels Corporation          B                 1,547.58986     33         115,849.0

 33.   Robert L. Froman        Interstate Hotels Corporation          B                 1,650.78567     34         123,574.0

 34.   Marvin I. Droz          Interstate Hotels Corporation          B                   719.13788     35          53,833.0

 35.   Henry L. Ciaffone       Interstate Hotels Corporation          B                   287.65248     36          21,533.0

 36.   Kevin P. Kilkeary       Interstate Hotels Corporation          B                   287.65248     42          21,533.0

 37.   Jay A. Litt             Interstate Hotels Corporation          B                   287.65248     37          21,533.0

 38.   Robert C. Holland       Interstate Hotels Corporation          B                   143.83292     38          10,767.0

 39.   Robert D. Cowan         Interstate Hotels Corporation          B                   143.83292     39          10,767.0

 40.   Jay Wold                Interstate Hotels Corporation          B                   143.83292     40          10,767.0

 41.   Gregory W. Ade          Interstate Hotels Corporation          B                   143.83292     41          10,767.0

 42.   Milton Fine             HMG Beverage, Inc.                  Common                 400           --                 0

 43.   Milton Fine, Trustee    IHC Capital Corporation             Common                 100            1                 0
       FBO Milton Fine

                                   Schedule B

                            Assets to be Contributed
                              to IHC by Interstate


 1.  Four (4) shares of Class B stock of Colony Hotels and Resorts Company

 2. 100 shares of Class A stock and 12,075 shares of Class B stock of IHC Member Corporation

 3.  200 shares of Class B stock of Northridge Insurance Company

 4.  600 shares of common stock of IHC/Colorado Springs Corporation

 5.  600 shares of common stock of IHC/Lisle Corporation

 6.  600 shares of common stock of IHC/Huntington Corporation

 7.  600 shares of common stock of IHC/Houston Corporation

 8.  600 shares of common stock in IHC/Interstone Williamsburg Corporation

 9.  600 shares of common stock of IHC/Denver Corporation

10.  600 shares of common stock of IHC/Conshohocken Corporation

11.  600 shares of common stock of IHC/Atlanta Corporation

12.  600 shares of common stock of IHC/CG Portfolio Corporation

13.  6.7673% limited partner interest in IHC/Interstone Partnership II, L.P.

14.  6.7673% limited partner interest in IHC/Pittsburgh Partnership, L.P.

15.  600 shares of common stock in IHC/Interstone Corporation

16.  92.2327% limited partner interest in IHC/Interstone Partnership, L.P.

17.  Special Interest in IHC/Interstone Partnership, L.P.

18.  400 shares of common stock in HMG Beverage, Inc.

19.  6.7673% limited partner interest in IHC/Interstone L.P.

                                   Exhibit A

                              Permitted Exceptions

     1. All liens, encumbrances and exceptions set forth in the articles or certificate of incorporation, bylaws, certificate of limited partnership, partnership agreement or similar organizational document of the corporations and partnerships comprising the Assets.

     2. All encumbrances and exceptions set forth in the Stockholder Agreements attached hereto as EXHIBIT C and D, respectively.

     3.          Liens for taxes not yet due and payable.

     4. Any financing liens that the Assets will be subject to after Closing including, without limitation, liens that will be imposed at Closing by Credit Lyonnais.

                                   Schedule C

                               Fine Partnerships


                          Owner                                              Property
                          -----                                              --------
     (1)  Interstate Hotels Partners, L.P.                                  (1)  Albany Marriott

     (2)  Cincinnati Hotel Limited Partnership                              (2)  Cincinnati Marriott

     (3)  Interstate/Fort Lauderdale Associates Ltd.                        (3)  Ft. Lauderdale Marriott North

     (4)  Swatara Associates                                                (4)  Harrisburg Marriott

     (5)  Interstate Hotels Partners, L.P.                                  (5)  Minneapolis Marriott Southwest

     (6)  Park West Hotels Associates                                       (6)  Pittsburgh Airport Marriott

     (7)  Green Tree Associates                                             (7)  Pittsburgh Greentree Marriott

     (8)  Host/Interstate Partnership, L.P.                                 (8)  Pittsburgh Marriott City Center

     (9)  Providence Realty Associates, L.P.                                (9)  Providence Marriott

     (10) The Key West Reach Limited Partnership                            (10) Marriott's Reach Resort

     (11) Maryville Centre Hotel Joint Venture                              (11) St. Louis Marriott

     (12) Interstate Hotels Partners, L.P.                                  (12) San Diego Marriott

     (13) Trumbull Hotel Associates Limited Partnership                     (13) Trumbull Marriott